Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	July 28, 2008
Executive Vice President and Chief Financial Officer
(310) 481-8483
or Tyler H. Rose Senior Vice President and Treasurer (310) 481-8484

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 28, 2008 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2008 with net income available for common stockholders of $5.6 million, or $0.17 per share, compared to $13.1 million, or $0.40 per share, in the second quarter of 2007. Net income for the second quarter of 2007 included $4.8 million related to gains from property dispositions. Revenues from continuing operations in the second quarter of 2008 totaled $69.6 million, up from $62.2 million in the prior year’s second quarter. Funds from operations (FFO) for the period totaled $27.1 million, or $0.78 per share, compared to $26.7 million, or $0.77 per share, in the year-earlier period.

For the first six months of 2008, KRC reported net income available to common stockholders of $15.4 million, or $0.48 per share, compared to $29.6 million, or $0.91 per share, in the first half of 2007. Net income for the six months ended June 30, 2007 included $13.5 million related to gains from property dispositions. Revenues from continuing operations in the six-month period totaled $140.4 million, up from $123.6 million in the same period of 2007. FFO in the first half of 2008 totaled $57.3 million, or $1.65 per share, compared to $52.7 million, or $1.52 per share, in first half of 2007.

Included in the results for the six months ended June 30, 2008 is an increase in the company’s provision for bad debts of approximately $3.1 million, or $0.09 per share, related to the company’s lease with Favrille, Inc. (“Favrille”). In the second quarter, Favrille notified the company that it will cease its business operations and of its intent to not pay any future rental payments under its lease beyond June 2008. In July 2008, the company and Favrille entered into an agreement to terminate the lease effective August 31, 2008 and the company drew $3.6 million under a letter of credit that was held as credit support under the terms of the lease. The company also held a $0.3 million cash security deposit related to the lease.

All per-share amounts in this report are presented on a diluted basis.

“KRC made solid leasing progress during the quarter although the commercial real estate markets continue to be impacted by persistent economic uncertainty,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “With the remainder of 2008 likely to bring more of the same, we remain diligently focused on leasing, delivering our under-construction properties, and preserving our strong financial position.”

KRC is currently developing four new office buildings located in high-growth submarkets of San Diego County. The four properties encompass approximately 400,000 square feet of rentable space and represent a total estimated investment of approximately $160 million, of which $127 million has been spent to date. They are 73% leased.

The company also has two redevelopment projects underway totaling just under 211,000 square feet of space. These two projects represent a total estimated incremental investment of approximately $27 million, of which $20 million has been spent to date. They are 60% leased or committed.

Updated earnings guidance for 2008 will be discussed by KRC management during the company’s July 29, 2008 earnings conference call. The call will begin at 11:00 a.m. Pacific time and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website

15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at 888-713-4209, reservation #81042415. A replay of the conference call will be available via phone through August 12, 2008 at 888-286-8010, reservation #85680246, or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For over 60 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of Los Angeles, Orange and

San Diego counties. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 600,000 square feet. At June 30, 2008, the company owned 8.1 million rentable square feet of commercial office space and 3.9 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Revenues from continuing operations	$69,629	$62,180	$140,431	$123,614
Revenues including discontinued operations	$69,828	$64,630	$140,630	$128,709
Net income available for common stockholders (1)	$5,581	$13,090	$15,445	$29,572
Weighted average common shares outstanding - basic	32,351	32,371	32,404	32,360
Weighted average common shares outstanding - diluted	32,510	32,486	32,532	32,486
Net income per share of common stock - basic	$0.17	$0.40	$0.48	$0.91
Net income per share of common stock - diluted	$0.17	$0.40	$0.48	$0.91
Funds From Operations (2), (3)	$27,061	$26,674	$57,260	$52,698
Weighted average common shares/units outstanding - basic (4)	34,540	34,619	34,593	34,609
Weighted average common shares/units outstanding - diluted (4)	34,699	34,734	34,721	34,735
Funds From Operations per common share/unit - basic (4)	$0.78	$0.77	$1.66	$1.52
Funds From Operations per common share/unit - diluted (4)	$0.78	$0.77	$1.65	$1.52
Common shares outstanding at end of period			32,652	32,707
Common partnership units outstanding at end of period			2,188	2,248

Total common shares and units outstanding at end of period			34,840	34,955

			June 30, 2008	June 30, 2007
Stabilized portfolio occupancy rates:
Office			93.8%	93.6%
Industrial			90.7%	91.0%

Weighted average total			92.8%	92.7%

Los Angeles			96.2%	94.2%
Orange County			89.0%	91.0%
San Diego			93.8%	93.9%
Other			93.8%	90.5%

Weighted average total			92.8%	92.7%

Total square feet of stabilized properties owned at end of period:
Office			8,089	7,835
Industrial			3,876	3,870

Total			11,965	11,705

(1)	Net income after minority interests.

(2)	Reconciliation of net income to funds from operations and management statement on funds from operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$324,779	$324,779
Buildings and improvements	1,739,874	1,719,700
Undeveloped land and construction in progress	365,106	324,077

Total real estate held for investment	2,429,759	2,368,556
Accumulated depreciation and amortization	(497,697)	(463,932)

Total real estate assets, net	1,932,062	1,904,624
Cash and cash equivalents	4,367	11,732
Restricted cash	756	546
Marketable securities	2,406	707
Current receivables, net	3,843	4,891
Deferred rent receivables, net	66,554	67,283
Notes receivable	10,904	10,970
Deferred leasing costs and acquisition-related intangibles, net	52,282	54,418
Deferred financing costs, net	7,341	8,492
Prepaid expenses and other assets, net	7,210	5,057

TOTAL ASSETS	$2,087,725	$2,068,720

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$392,511	$395,912
Exchangeable senior notes, net	456,550	456,090
Unsecured senior notes	144,000	144,000
Unsecured line of credit	159,000	111,000
Accounts payable, accrued expenses and other liabilities	44,893	58,249
Accrued distributions	21,422	20,610
Deferred revenue and acquisition-related liabilities	75,421	59,187
Rents received in advance and tenant security deposits	20,386	18,433

Total liabilities	1,314,183	1,263,481

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred units of the Operating Partnership	73,638	73,638
Common units of the Operating Partnership	36,608	38,309

Total minority interests	110,246	111,947

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	327	328
Additional paid-in capital	651,386	658,894
Distributions in excess of earnings	(109,999)	(87,512)

Total stockholders’ equity	663,296	693,292

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$2,087,725	$2,068,720

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
REVENUES:
Rental income	$61,486	$54,518	$123,791	$108,951
Tenant reimbursements	7,686	5,712	15,879	11,610
Other property income	457	1,950	761	3,053

Total revenues	69,629	62,180	140,431	123,614

EXPENSES:
Property expenses	11,873	10,604	23,361	20,570
Real estate taxes	4,843	4,668	10,322	9,220
Provision for bad debts	3,204	(26)	3,659	(199)
Ground leases	400	389	795	792
General and administrative expenses	9,187	9,460	18,423	18,508
Interest expense	9,448	8,072	19,161	17,728
Depreciation and amortization	21,536	17,378	41,402	34,223

Total expenses	60,491	50,545	117,123	100,842

OTHER INCOME:
Interest and other investment income	184	371	341	990

Income from continuing operations before minority interests	9,322	12,006	23,649	23,762
Minority interests:
Distributions on Cumulative Redeemable Preferred units	(1,397)	(1,397)	(2,794)	(2,794)
Minority interest in earnings of Operating Partnership attributable to continuing operations	(348)	(531)	(1,012)	(1,044)

Total minority interests	(1,745)	(1,928)	(3,806)	(3,838)

Income from continuing operations	7,577	10,078	19,843	19,924
Discontinued operations:
Revenues from discontinued operations	199	2,450	199	5,095
Expenses from discontinued operations		(1,509)		(3,112)
Net gain on dispositions of discontinued operations	234	4,848	234	13,474
Minority interest in earnings of Operating Partnership attributable to discontinued operations	(27)	(375)	(27)	(1,005)

Total income from discontinued operations	406	5,414	406	14,452

Net income	7,983	15,492	20,249	34,376
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Net income available for common stockholders	$5,581	$13,090	$15,445	$29,572

Weighted average shares outstanding - basic	32,351	32,371	32,404	32,360
Weighted average shares outstanding - diluted	32,510	32,486	32,532	32,486
Net income per common share - basic	$0.17	$0.40	$0.48	$0.91

Net income per common share - diluted	$0.17	$0.40	$0.48	$0.91

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2008	Three Months Ended June 30, 2007	Six Months Ended June 30, 2008	Six Months Ended June 30, 2007
Net income available for common stockholders	$5,581	$13,090	$15,445	$29,572
Adjustments:
Minority interest in earnings of Operating Partnership	375	906	1,039	2,049
Depreciation and amortization of real estate assets	21,339	17,526	41,010	34,551
Net gain on dispositions of discontinued operations	(234)	(4,848)	(234)	(13,474)

Funds From Operations (1), (2)	$27,061	$26,674	$57,260	$52,698

Weighted average common shares/units outstanding - basic	34,540	34,619	34,593	34,609
Weighted average common shares/units outstanding - diluted	34,699	34,734	34,721	34,735
Funds From Operations per common share/unit - basic	$0.78	$0.77	$1.66	$1.52

Funds From Operations per common share/unit - diluted	$0.78	$0.77	$1.65	$1.52

(1)	The Company calculates FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.

Management believes that FFO is a useful supplemental measure of the Company's operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company's FFO may not be comparable to all other REITs.

Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization of real estate assets, Management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company's performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company's operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, which are significant economic costs and could materially impact the Company's results from operations.

(2)	Reported amounts are attributable to common stockholders and common unitholders.